Exhibit 23.1

Consent of Independent Auditors

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Geocom Resources, Inc. of our report dated September 20, 2003 which appears in the Registrant's Form 10-KSB for the period ended June 30, 2003.

/s/ Malone & Bailey, PLLC

Malone & Bailey, PLLC
www.malone-bailey.com
Houston, Texas

December 11, 2003